UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2007

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 14, 2007, OSI Restaurant Partners, Inc. (the “Company”) issued a press release announcing that it has further postponed the special meeting of stockholders regarding the proposed merger with an investor group comprised of investment funds associated with Bain Capital Partners, LLC and investment funds affiliated with Catterton Management Company, LLC, the Company’s founders and certain members of its management. The meeting has been further postponed to permit the solicitation of additional votes. The special meeting of stockholders, originally scheduled for May 8 and previously postponed until May 15, 2007, is now scheduled to be held on May 22, 2007, at 11 a.m., Eastern Daylight Time, at A La Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634. The polls will continue to remain open during the postponement. The record date for stockholders entitled to vote at the special meeting remains March 28, 2007. In light of the postponement of the special meeting of OSI stockholders, the parties to the merger agreement have agreed not to exercise the termination right under Section 7.1(b) of the merger agreement prior to the close of business on May 31, 2007 and or provide any notice of the type contemplated by Section 7.1(h) of the merger agreement prior to May 23, 2007.  The Company has been advised that this will allow Kangaroo Acquisition to facilitate the financing of the proposed merger through an anticipated debt financing which is not expected to occur until stockholder approval is obtained.  A copy of the release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.

99.1	OSI Restaurant Partners, Inc. release dated May 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: May 15, 2007	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer